Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

Source Financial, Inc.

(a Delaware corporation),

CSES Group, Inc.

(a Nevada corporation)

and

CSES Acquisition, Inc.

(a Nevada corporation)

Dated as of January 24, 2017

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”) is entered into as of January 24, 2017, by and among Source Financial, Inc., a Delaware corporation (“Source”), CSES Group, Inc., a Nevada corporation (the “Company”), and CSES Acquisition, Inc., a Nevada corporation, and a wholly owned subsidiary of Source (“CSES Merger Sub”), upon the following premises:

Preliminary Statement

Source is a publicly traded corporation quoted on OTCQX (the “OTCQX).

The parties have determined that it would be advisable and in the best interests of their respective companies and security holders that CSES Merger Sub be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Source.

Pursuant to the Merger, Source will issue to the stockholders of CSES (the “Stockholders”) an aggregate of 127,045,969 shares of the Common Stock of Source constituting approximately 76.60% of the total shares of Common Stock of Source to be outstanding upon consummation of the Merger contemplated hereby. On the Closing Date (as defined in Section 1.02), the Company will become a wholly-owned subsidiary of Source.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
THE MERGER

1.01       The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“NRS”) at the Effective Time as defined below: (a) CSES Merger Sub will merge with and into the Company, and (b) the separate corporate existence of CSES Merger Sub will cease and the Company will continue its corporate existence under the NRS as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

1.02       Closing.

(a)       Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place as soon as practicable (but in any event within five (5) business days after satisfaction or waiver of each of the conditions set forth in Article VI and Article VII hereof), unless another time or date is agreed to in writing by the parties hereto. The Closing may be held by the remote exchange of documents, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

(b)       Subject to the provisions of this Agreement, at the Closing, the Company, Source and CSES Merger Sub, as the case may be, will cause articles of merger (the “Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS. The Merger will become effective at such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Nevada or at such later date or time as may be agreed by the Company and Source in writing and specified in the Articles of Merger in accordance with the NRS (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

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1.03       Effect of the Merger. The Merger shall have the effect set forth herein and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and CSES Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and CSES Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.04       Directors and Officers. The directors and officers of CSES Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

ARTICLE II
EFFECT OF THE MERGER ON THE
SECURITIES OF THE COMPANY AND CSES MERGER SUB

2.01       Effect on Capital Stock of the Company. As of the Effective Time, by virtue of the Merger and without any action on the part of CSES Merger Sub, the Company or the holders of: (i) any shares of the Common Stock of the Company, or (ii) any shares of common stock of CSES Merger Sub, the following shall occur:

(a)       Cancellation of Certain Capital Stock of the Company. Each share of Common Stock of the Company that is owned by Source, CSES Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)       Conversion of the Stock of the Company. All shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than dissenting securities, and shares to be cancelled and retired in accordance with Section 2.1(a)) will be converted into the Merger Consideration (as defined below) which Merger Consideration shall be distributed to the Stockholders as more particularly set forth in the Merger Consideration Schedule attached as Schedule 2.01(b) (the “Merger Consideration Schedule”), but in any event subject to Sections 2.02 and 2.03. The Merger Consideration is based on (a) an Exchange ratio of 10.65375 shares of Source Common Stock for each outstanding share of Common Stock of the Company (the “Exchange Ratio”), (b) the conversion of all outstanding derivative securities of Source, and (c) a private placement of the Company’s securities of $4,000,000 (the “Private Placement”) which includes shares of the Company’s Common Stock. The Merger Consideration also includes options and warrants to purchase shares of Source Common Stock (the “New Derivative Securities”) to be issued to holders of options (the “Company Options”) and warrants (the “Company Warrants”) to purchase Common Stock of the Company (collectively, the “Old Derivative Securities”) which are to be exchanged pursuant to Section 2.03 below. The post-Merger Capitalization Table and the pro forma capitalization table are set forth in Schedule 2.01(b).

(c)       Cancellation of Shares. At the Effective Time, all shares of Common Stock of the Company and all Old Derivative Securities will no longer be outstanding and all shares of the Company’s Common Stock and all Old Derivative Securities will be cancelled and retired and will cease to exist, and each holder of a certificate or other document formerly representing any such shares of Common Stock of the Company or Old Derivative Securities will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, if any.

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(d)       Conversion of CSES Merger Sub Capital Stock. Each share of common stock of CSES Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

2.02       Payment of Merger Consideration. At the Effective Time: (i) Source shall issue cerificates in the name of the Stockholders representing the Merger Consideration in accordance with the Merger Consideration Schedule and (ii) the Stockholders shall deliver to Source certificates representing all of the issued and outstanding shares of Common Stock of the Company. Upon surrender of such certificates for cancellation to Source, the holders of such certificates shall be entitled to receive in exchange therefor, and Source shall cause the transfer agent to deliver the Merger Consideration (or evidence of such Consideration in book-entry form) into which the securities formerly represented by such certificates shall have been converted pursuant to the terms of this Article II, and the certificates so surrendered shall forthwith be cancelled. All Merger Consideration paid upon the surrender or exchange of certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock of the Company previously represented by such certificates, and at the Effective Time the transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the shares of the Company Common Stock that were outstanding immediately prior to the Effective Time.

2.03       Treatment of Old Derivative Securities.

(a)       At the Effective Time, each Company Option under the Company’s Equity Compensation Plan, each Company Warrant and the Convertible Note referred to Schedule 3.07 (the “Note”) outstanding immediately before the Effective Time shall, automatically and without any required action on any part of any holder or beneficiary thereof, be assumed by Source and converted into an option, warrant or note (as the case may be) to purchase shares of Source Common Stock (each, a “Converted Security”). Each Converted Security shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Converted Security immediately before the Effective Time (including expiration date and exercise provisions), except that (i) each Converted Security shall be exercisable or convertible for that number of shares of Source Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Company Stock subject to the Converted Security immediately before the Effective Time and (B) the Exchange Ratio; and (ii) the per share exercise or conversion price for each share of Source Common Stock issuable upon exercise of the Converted Security shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise or conversion price per share of Company Common Stock of such Converted Security immediately before the Effective Time by (B) the Exchange Ratio; provided, however, that as to the Company Options, the exercise price and the number of shares of Source Common Common Stock purchasable under each such Converted Security shall be determined in a manner consistent with the requirements of Section 409A of the Code and the applicable regulations promulgated thereunder; provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Source Common Stock purchasable under such Converted Security shall be determineed in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

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(b)       Before the Effective Time, the Company shall deliver to the holders of the Converted Securities notices, in a form reasonably acceptable to Source, setting forth the effect of the Merger on such holders’ rights and describing the treatment of such awards in accordance with this Article II.

(c)       Source will (a) reserve for issuance the number of shares of Source Common Stock that will become subject to the Converted Securities and (b) issue or cause to be issued the appropriate number of shares of Source Common Stock, upon the exercise of the Converted Securities.

2.04       No Fractional Shares. No certificates or scrip representing fractional shares of Source Common Stock shall be issued and any fractions shall be rounded up or down to the nearest whole share.

2.05       Lost, Stolen or Destroyed Certificate. If any certificate evidencing Common Stock of the Company shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Source, the posting by such person of a bond, in such reasonable amount as Source may direct, as indemnity against any claim that may be made against it with respect to such certificate, Source will issue, in exchange for such lost, stolen or destroyed certificate, the applicable Merger Consideration and cash in lieu of any fractional shares of Source Common Stock to which such holder would be entitled in each case pursuant to this Agreement.

2.06       Withholding Taxes. Source shall be entitled to deduct and withhold from that portion of the Merger Consideration otherwise payable pursuant to this Agreement such amounts as Source is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local, provincial or foreign tax law. To the extent that amounts are so withheld and remitted to the appropriate governmental body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such securities in respect of which such deduction and withholding was made by Source.

2.07       Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock of the Company that are issued and outstanding immediately prior to the Effective Time and which are held by a Stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of Common Stock of the Company pursuant to, and who complies in all respects with, the provisions of the NRS (the “Dissenting Holders”), shall not be converted into or be exchangeable for the right to receive the applicable Merger Consideration, but instead such Holder shall be entitled to payment of the fair value of such Common Stock (the “Dissenting Securities”) in accordance with the provisions of Section 92A.380 of the NRS (and at the Effective Time, such Dissenting Securities shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Securities in accordance with the provisions of the NRS, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the NRS). If any Dissenting Holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such Holder’s shares of Common Stock of the Company shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the applicable Merger Consideration for such Stock without any interest thereon. The Company shall give Source: (i) prompt notice of any written demands for attempted withdrawals of such demands and any other instruments served pursuant to the NRS, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NRS. The Company, except with the prior written consent of Source, shall not voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

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ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to Source to consummate the Merger, the Company represents and warrants that except as set forth in the schedules of exceptions to the representations of the Company annexed hereto (the “Company Schedules”) the following statements will be true and correct as of the Closing Date (as hereinafter defined):

3.01       Organization. The Company is duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. Prior to the Closing Date (as hereinafter defined) the Company will deliver to Source complete and correct copies of the articles of incorporation and by-laws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company’s articles of incorporation or by-laws. The Company has taken all actions required by law, its articles of incorporation or by-laws, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its articles of incorporation or by-laws, and otherwise to consummate the transactions herein contemplated.

3.02       Power and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Merger and to consummate the transactions contemplated hereby; which authority consists of the consent of the Company shareholders, including the new shareholders of the Company by virtue of the private placement completed in December 2016 (“Shareholder Approval”) and the unanimous consent of the directors.

3.03       Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company, and the Board of Directors has recommended that the Stockholders accept the Exchange. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally, and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.04       No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not violate any provision of the articles of incorporation or by-laws of the Company; (ii) will not, with or without the giving or notice and the lapse of time, or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

3.05       Issued and Outstanding Shares. The issued and outstanding shares of common stock of the Company are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

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3.06       Options or Warrants. Other than the Company’s recent placement of its Units consisting of shares of Common Stock and Common Stock Purchase Warrants, through its Placement Agent T.R. Winston & Company, and the Company’s 2015 Stock Option Plan, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

3.07       Financial Statements.

(a)       Prior to the Closing Date, the Company will deliver to Source audited financial statements of the Company from inception through the year ended December 31, 2015 , together with the opinion with respect thereto of a recognized independent certified public accountant, together with the unaudited interim financial statements as of September 30, 2016 and for the nine month period then ended (the “Financial Statements”). All such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods presented therein.

(b)       The Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c)       The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d)       The Company will have no liabilities (whether absolute, accrued, contingent, known or unknown or otherwise), claims, obligations or other liens, except as disclosed on the balance sheets included in the Financial Statements or incurred in the ordinary course of business subsequent to the date of the last Financial Statements. Schedule 3.07 sets forth, separately, (a) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by the Company, the repayment obligations for which are secured by any of the Company’s assets and (b) with respect to each loan described in the foregoing clause, the amounts due thereunder as of the date hereof.

3.08       Absence of Certain Changes or Events. Prior to the Closing Date:

(a)       There will not have been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Company since the date of the most recent balance sheet included in the Financial Statements;

(b)       Except as otherwise contemplated herein, subsequent to the date hereof, the Company will not (i) amend its articles of incorporation; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its shares; (iii) make any material change in its method of management, operation or accounting, (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

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(c)       The Company will not (i) grant or agree to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof except as disclosed herein, (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except as disclosed herein or in connection with this Agreement.

3.09       Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

3.10       Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all statutes and regulations applicable to its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

3.11       Contracts.

(a)       All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been disclosed to Source prior to the date hereof. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least twenty-five thousand dollars ($25,000) and which cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $10,000;

(b)       All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)       Except as included or described in the Schedule 3.11 or reflected in the most recent Company balance sheet included in the Financial Statements, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company, which, in each case cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $10,000.

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3.12       Taxes. The Company has: (i) timely filed or will file with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company with respect to any tax returns. The Company has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

3.13       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

3.14       No Brokers. The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

3.15       Disclosure. To the best of the Company’s knowledge, all disclosure provided to Source regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Source has not made, nor is Source making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE IV
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SOURCE

As an inducement to, and to obtain the reliance of the Company, except as set forth in the schedules of exceptions to the representations of Source annexed hereto (the “Source Schedules”), Source represents and warrants, as of the date hereof and as of the Closing Date, as follows:

4.01       Organization. Source is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Source has made available to the Company or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of Source as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Source’s certificate of incorporation or by-laws. Source has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and Source has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

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4.02       Capitalization.

(a)       As of the date hereof, Source’s authorized capitalization consists of 12,000,000 shares of common stock, par value $0.001 per share, of which 10,748,884 shares are issued and outstanding, and 10,000 shares of preferred stock, of which 5,000 are designated as Series C Preferred Stock, par value $0.01 per share, 2,082 shares of which are issued and outstanding, Source’s capitalization immediately before and after Closing is set forth in Schedule 4.02 hereof. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as contemplated herein, as of the date hereof and the Closing Date, no shares of Source’s common stock are or will be reserved for issuance upon the exercise of outstanding options to purchase the common stock; no shares of common stock are or will be reserved for issuance upon the exercise of outstanding warrants to purchase shares of Source common stock; and no shares of Source’s common stock will be reserved for issuance for any other instrument which by its terms would require the issuance of Source common stock. All outstanding shares of Source common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Source, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or as set forth in Schedule 4.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Source is a party or by which it is bound obligating Source to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Source or obligating Source to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue shares of Source common stock, except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 4.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Source is a party or by which it is bound with respect to any equity security of any class of Source, and there are no agreements to which Source is a party, or which Source has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

4.03       Subsidiaries and Predecessor Corporations. Except as disclosed in the SEC Reports, Source does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any equity interests of any other corporation or entity.

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4.04       SEC Filings; Financial Statements.

(a)       Source has made available to the Company and the Stockholders, or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by Source with the SEC since December 30, 2013 (the “SEC Reports”). As of their respective dates, the Source SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Source SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       Included in the SEC Reports are the (i) audited consolidated balance sheets of Source as of December 31, 2015 and the related audited consolidated statements of operations, stockholders’ equity and cash flows for December 31, 2015, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; and (ii) the unaudited consolidated balance sheets of Source as of September 30, 2016 and 2015 and the related unaudited consolidated statements of operations and cash flows for the nine months ended September 30, 2016 and 2015, together with the notes to such statements.

(c)       Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Source at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Source, taken as a whole (“Material Adverse Effect”).

(d)       The Source balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Source. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Source had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Source, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of Source’s assets are reflected on its financial statements, and, except as set forth in the Source Schedules or the financial statements of Source or the notes thereto, Source has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(e)       Source has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable; and

(f)       The books and records, financial and otherwise, of Source are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

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4.05       Taxes. Source has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of Source except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Source has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Source with respect to any tax returns. Source has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business. Source has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

4.06       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by Source to arise, between the accountants, and lawyers formerly or presently employed by Source and Source is current with respect to any fees owed to its accountants and lawyers.

4.07       Options or Warrants. Except as set forth in the SEC Reports, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Source.

4.08       Absence of Certain Changes or Events. Since September 30, 2016:

(a)       there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Source or (ii) any damage, destruction or loss to Source (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Source;

(b)       Source has not (i) amended its certificate of incorporation or by-laws, except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Source; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)       Source has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Source balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Source; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

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(d)       Source has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Source.

4.09       Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Source, threatened against Source, or affecting Source or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Source is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.10       Contracts.

(a)       Source is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)       Source is not a party to or bound by, and the properties of Source are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)       Source is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Source.

4.11       No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Source is a party or to which any of its assets, properties or operations are subject.

4.12       Compliance With Laws and Regulations. Source has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

4.13       Approval of Agreement. The Board of Directors of Source has authorized the execution and delivery of this Agreement by Source and has approved this Agreement and the transactions contemplated hereby.

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4.14       Material Transactions or Affiliations. Except as set forth in Schedule 4.14 hereto and in the SEC Reports, there exists no contract, agreement or arrangement between Source and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Source to own beneficially, 5% or more of the issued and outstanding common shares of Source and which is to be performed in whole or in part after the date hereof. Neither any officer, director, nor 5% Shareholders of Source has, or has had since inception of Source, any known interest, direct or indirect, in any such transaction with Source which was material to the business of Source. Source has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

4.15       Bank Accounts; Power of Attorney. Set forth in Schedule 4.15 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Source within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Source, (b) all safe deposit boxes and other similar custodial arrangements maintained by Source within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Source or who are otherwise authorized to act on behalf of Source with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

4.16       Valid Obligation. This Agreement and all agreements and other documents executed by Source in connection herewith constitute the valid and binding obligation of Source, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.17       Exchange Act Compliance. Source is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Source common stock has been registered under Section 12(g) of the Exchange Act, and Source is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Source.

4.18       No Brokers. Source has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Source has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

4.19       Disclosure. All disclosure provided to the Stockholders regarding Source, its business and the transactions contemplated hereby, including the Source Disclosure Schedules to this Agreement, furnished by or on behalf of Source with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Source acknowledges and agrees that the Stockholders have not made, nor are the Stockholders making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein. In the event that the Source Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

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ARTICLE V
COVENANTS OF THE PARTIES

The parties hereby agree that:

5.01       Public Status; Schedule 14f-1. Source shall make any and all required filings under the Exchange Act so that (a) it remains a reporting company under the Exchange Act, (b) its Common Stock continues to be a publicly-traded security for a period of at least 24 months from the Closing Date and (c) the Company may file with the Delaware Secretary of State an amendment to its Certificate of Incorporation (i) increasing the authorized shares of its Common Stock to 500,000,000 and the authorized shares of its Preferred Stock to 10,000,000 and (ii) changing its corporate name to Alltemp, Inc. or other name as may be designated by the Company (the “Certificate Amendment”). Source shall, to the best of its ability, take all action necessary to insure that its Common Stock continues to be quoted on the OTCQX or a substantially equivalent electronic trading system. No later than ten days prior to the Closing Date Source shall file with the SEC the Schedule 14f-1.

5.02       Public Announcements. Except as required by applicable law, Source, the Company and the Stockholders shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

5.03       Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a)       any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)       any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)       any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

5.04       Access to Information. Following the date hereof, until consummation of all transactions contemplated hereby, Source shall give to the Company, its counsel, financial adviser, auditor and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of Source as the Company and their representatives may reasonably request. Likewise, following the date hereof, until consummation of all transactions contemplated hereby, the Company shall give to Source, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of the Company as Source and its representatives may reasonably request.

5.05       Source’ Business and the Company’s Business. Except for transactions contemplated by this Agreement, neither Source nor the Company will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

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5.06       Consents of Third Parties. Each of the parties will give any notices to third parties and will use its reasonable best efforts to obtain any third party consents that the other parties reasonably may request in connection with this Agreement. Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

5.07       No Solicitations. Except as contemplated herein, from and after the date of this Agreement until the later of the Closing, sixty days after the date hereof or termination of this Agreement pursuant to Section 8.01, except as it pertains to the Private Placement, the Company will not, nor will it permit any of its officers, directors or agents acting on its behalf to: (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than Source, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with the Company, relating to the acquisition, sale or transfer of any of the capital stock of the Company or any material part of the assets of the Company; (b) offer to sell or transfer any of the capital stock of the Company or any material part of the assets of the Company to any person other than Source and/or other person(s) or entities who participate as investors or co-investors with Source; or (c) disclose financial or other information relating to the company other than in the ordinary course of business to any person or entity other than Source, Source’ agents and representatives, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with Source, except with the written consent of Source. The Company acknowledges and agrees that the legal remedies available to Source in the event the Company violates any of the foregoing covenants would be inadequate and that Source shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation. The Company will immediately notify Source regarding any contact between the Company, any of its directors, officers, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

5.08       Shareholder Approval. The Company shall take all necessary steps to present the ratification of this Agreement and Merger, if necessary, so that the Company obtains shareholder consent/approval to consummate the Agreement and authorization and consummation of the Merger by the Stockholders (the “Shareholder Approval”).

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SOURCE

The obligations of Source under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01       Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Company shall be true and correct in all material respects as of the Closing Date as if made on such date, including any ratification of the Shareholder Approval as may be necessary pursuant to Section 5.08. The Company and each Stockholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Source shall be furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

6.02       No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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6.03       Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

6.04       Other Items. Source shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Source may reasonably request, including executed copies of the Shareholder Approval (as supplemented pursuant to Section 5.08) and board of director resolutions.

6.05       Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company which would prevent the consummation of the transaction contemplated hereby.

6.06       Schedules and Other Information. The Company shall have delivered to Source the Financial Statements of the Company contemplated by Section 3.07, the Company Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with Source’s due diligence investigation of the Company, and there shall have been no disclosure in any financial statements or any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of Source does or may have a materially adverse effect on the value of the business of the Company or on its assets, properties or goodwill.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01       Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Source shall be true and correct in all material respects as of the Closing Date as if made on such date. Source shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Source and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of Source since the date of this Agreement.

7.02       No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03       Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Source after the Closing Date shall have been obtained.

7.04       Absence of Litigation. There shall be no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against Source which would prevent the consummation of the transactions contemplated hereby.

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7.05       Good Standing Certificate. Source shall have delivered to the Company a certificate of good standing issued by the Secretary of the State of the State of Delaware, dated as of a date within ten (10) days prior to the Closing Date, certifying that Source is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it with the State of Delaware to date and has paid all taxes reported as due thereon.

7.06       Board of Directors Resolutions. Source shall have delivered to the Company a certificate signed by an officer of Source certifying to the adoption by its Board of Directors of resolutions approving this Agreement and the transactions contemplated herein.

7.07       Officers and Directors. The officers and directors of Source shall have resigned from such positions effective immediately prior to Closing and the Company’s designees for such positions shall have been duly appointed.

7.08       The Certificate Amendment. The Company shall have filed with the Delaware Secretary of State the Certificate Amendment.

7.09       No Liabilities. As of the Closing Date, Source shall have no liabilities of any nature, contingent or otherwise, in an amount in excess of $25,000.

7.10       Termination of Employment Contracts. All agreements relating to the employment or retention of employees or consultants of Source shall have been terminated without liability to the Source.

7.11       Change of Fiscal Year. Source shall have made all filings necessary to and shall have changed its fiscal year to December 31.

7.12       Cancellation of Derivative Securities; Outstanding Securities. All derivative securities of Source shall have been cancelled or converted so that as of the Closing Date Source shall have no more than 38,807,335 shares outstanding on a fully diluted basis.

7.13       Shareholder Approval. The Shareholder Approval shall have been obtained.

7.14       Other Items. The Company shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

7.15       Schedules and Other Information. Source shall have delivered to the Company the Source Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with the Company’s due diligence investigation of Source, and there shall have been no disclosure in any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of the Company does or may have a materially adverse effect on the value of the business of Source or on its assets, properties or goodwill.

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ARTICLE VIII
TERMINATION AND INDEMNIFICATION

8.01       Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by mutual written consent of Source and the Company;

(b)       by either the Company or Source if the Closing shall not have occurred on or before such date which is thirty (30) days from the date of the execution of this Agreement (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of any Stockholder);

(c)       by Source if: (i) the Company shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company or the Stockholders contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d)       by the Company if: (i) Source shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Source contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

8.02       Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

8.03       Indemnification

(a)       The Company shall indemnify and hold Source harmless, and shall reimburse Source for, any loss, liability, claim, damage, expense, including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees (collectively, “Damages”), arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Company and Stockholders contained herein or in any certificate delivered by the Company or a Stockholder pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Company to perform or comply with any provision of this Agreement.

(b)       Source shall indemnify and hold the Company and the Stockholders harmless, and shall reimburse the Stockholders for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of Source in this Agreement or in any certificate delivered by Source pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by Source to perform or comply with any provision of this Agreement.

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8.04       Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE IX
MISCELLANEOUS

9.01       Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of California, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Los Angeles, CA. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the District Court of the United States located in Los Angeles County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

9.02       Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail, addressed as follows:

If to the Company or any Stockholder:

CSES Group, Inc.

441 Nandy Drive

Roseburg, OR 97471

Attn: William Lopshire, Chief Executive Officer

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If to Source:

Source Financial, Inc.

604 Arizona Avenue

Santa Monica, CA 90401

Attn: Edward C. DeFeudis, Chief Executive Officer

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

9.03       Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.04       Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

9.05       Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document relating to this Agreement and the transactions contemplated hereby except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

9.06       Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

9.07       Third Party Beneficiaries. This contract is strictly between Source and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

9.08       Expenses. Whether or not the Exchange is consummated, each of Source and the Company will bear their own respective expenses, including legal, accounting and professional fees incurred in connection with the Exchange or any of the other transactions contemplated hereby.

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9.09       Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

9.10       Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

9.11       Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year except that the representation and warranty of the Stockholders in Section 2.01 as to the ownership of the Company Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

9.12       Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

9.13       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

Source Financial, Inc.

By:
Name: Edward C. DeFeudis
Title: Chief Executive Officer

CSES Group, Inc.

By:
Name: William Lopshire
Title: Chief Executive Officer

CSES Acquisition, Inc.

By:
Name:
Title:

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SCHEDULE 2.01(b)
PRO FORMA CAPITALIZATION TABLE

Source Financial, Inc.	38,807,335 shares	(1)
CSES Group
private placement shares	17,046,000 shares	(2)
outstanding shares	109,999,969 shares	(3)
Total CSES Group	127,045,969 shares	(4)

Total combined company	165,853,304

(1)	includes shares issued in connection with the conversion/exercise of SFI derivative securities and pursuant to a consulting agreement

(2)	assumes placement of $4,000,000

(3)	excluding options to purchase up to 31,961,250 shares, warrants to purchase up to 18,409,680 shares and potential conversion of a promissory note for 532,687 shares

(4)	based on an exchange ratio of 10.65375

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SCHEDULE 2.01(b)
MERGER CONSIDERATION SCHEDULE

Stockholder	Number of Source Shares*	Number of Source Warrants*

Bob Davis	3,000,000	-0-
William Lopshire	1,408,333	-0-
Kjell Nesen	1,108,334	-0-
Donna Anfinson	500,000	-0-
John R. Jones	250,000	-0-
Vaswani Family Trust	150,000	-0-
Farbridge LLC	100,000	-0-
Elliott Family Trust	75,000	-0-
"Equity Trust Co. Custodian FBO Brigid Kettenburg IRA"	75,000	-0-
Rouse Family Trust	25,000	-0-
Ohare Investment Group Inc	25,000	-0-
Robert Brown	25,000	-0-
Vaswani Family Trust	50,000	-0-
"Equity Trust Co. Custodian FBO Brigid Kettenburg IRA"	50,000	-0-
Rouse Family Trust	42,083	-0-
Ben Itkin	37,500	-0-
Bryan Ezralow	167,614	-0-
Tyler Runnels	167,614	-0-
Robert Brown	25,000	-0-
Linda Khoenle	195,189	-0-
Stephanie Ann Koors	15,000	-0-
Gregg Bernstein	25,000	-0-
Kawasaki Consulting Inc	700,000	-0-
Robert Khoenle	25,000	-0-
Suzan Toth	25,000	-0-
William Lopshire Family Trust	700,000	-0-
John F. Dwight III	250,000	-0-
Nicole Van Parys Trust U/T/D 11/29/2005	366,000	-0-
Nicholas Van Parys Irrevocable Trust U/T/D 08.29.2005	50,000	-0-
LEVP Irrevocable Trust	200,000	-0-
Anil V. Shah	170,000	170,000
Elevado Investment Company, LLC	40,000	40,000
Jonathan R. Bloch	30,000	30,000
Pacific Capital Mgmt LLC	240,000	240,000
SPA Trust U/T/D 09.13.2004	30,000	30,000
Emerson Partners	20,000	20,000
David Leff Family Trust U/T/D 02.03.1988	10,000	10,000
Arkell Capital Venture I, LLC	120,000	120,000
T.C. Mosby Investments, LLC	200,000	200,000
EMSE, LLC	40,000	40,000

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Stockholder	Number of Source Shares*	Number of Source Warrants*

Freedman 2006 Irrevocable Trust U/T/D 02.27.2006	10,000	10,000
Freedman Family Trust U/T/D 05/25/1982	10,000	10,000
C and R Irrevocable Trust U/T/D 11/05/2007	10,000	10,000
Marc Ezralow Irrevocable Trust U/T/D 06.01.2004	10,000	10,000
Marc Ezralow 1997 Trust U/T/D 11.26.1997	40,000	40,000
J. Steven Emerson IRA R/O II Pershing LLC as Custodian	140,000	140,000
J. Steven Emerson Roth IRA Pershing LLC as Custodian	80,000	80,000
Bryan Ezralow 1994 Trust U/T/D 12.22.1994	200,000	200,000
G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000	72,000	72,000
Van Parys Cornejo Family Trust	476,333	-0-
Anthony Balestrieri	16,000	-0-
T.R. Winston & Company, LLC	128,000	128,000
Russell Steward	-0-	8,960
Karen Kang	-0-	10,240
T.R. Winston & Company, LLC	-0-	51,200
G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000	-0-	57,600

*Times the Exchange Ratio of 10.65375

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SCHEDULE 3.07

8% - $100,000 CSES Group, Inc. Convertible Promissory Note: Convertible at the election of the Holder (Equity Trust Company Custodian FBO Brigid Kettenburg IRA) at any time prior to maturity at the rate of $2.00 per share.

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SCHEDULE 3.11

Employment Agreement – Bob Davis

Employment Agreement – William Lopshire

Employment Agreement – Kjell Nesen

Employment Agreement – Michael Van Parys

Advisory Agreement – Steven Antebi

Consulting Agreement – Kawasaki Consulting, Inc.

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SCHEDULE 4.02

Pre-closing:

10,748,884 Common

2,082 Series C Convertible Preferred

Post-closing:

165,853,304 Common

●	10,748,884 Current Outstanding

●	7,653,464 Common (Derivative Security Conversions: Spider: 3,189,208 and Thomas: 4,464,256)

●	20,404,987 (SSA Consulting Agreement)

●	17,046,000 (Private Placement Shares)

●	109,999,969 (CSES Group, Inc.)

18,409,680 Warrants

31,961,250 Options

532,687 shares from a convertible note

29

SCHEDULE 4.14

SSA Consulting Agreement dated September 16, 2016 and Amendment November 22, 2016, for 20,404,987 Common shares.

30

SCHEDULE 4.15

Source Financial, Inc. owns two bank accounts, and Edward C. DeFeudis is the only authorized signer of each.

●	Source Financial, Inc. account number 127322708 at City National Bank.

●	Songstress, Inc. account number 385017909385 at Bank of America.

●	All Bank statements are available in DropBox folders.

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